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                                                                    Exhibit 99.5


                            ACT MANUFACTURING, INC.

         Proxy for 1999 Special Meeting of Stockholders - July 29, 1999
                      Solicited by the Board of Directors

   The undersigned stockholder of ACT Manufacturing, Inc., a Massachusetts corporation (the "Corporation"), hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement, each dated June 23, 1999 and hereby appoints John A. Pino and Jeffrey B. Lavin, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of the Corporation to be held at Testa, Hurwitz & Thibeault, LLP, Conference Room 22B, 125 High Street, High Street Tower, Boston, Massachusetts 02110 on July 29, 1999 at 11:00 a.m., local time, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.
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[X] Please mark your votes as in this example.
1. To approve and adopt an Agreement and Plan of Merger and Reorganization dated as of May 10, 1999, among the Corporation, East Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Corporation, and CMC Industries, Inc., a Delaware corporation, and the issuance of shares of the Corporation's common stock pursuant to such merger agreement. The merger agreement provides for, among other things, the exchange of each issued and outstanding share of common stock of CMC for 0.50 of a share of the Corporation's common stock, the assumption of all outstanding options to purchase CMC common stock and the merger of East Acquisition Corp. with and into CMC, with CMC being the surviving corporation and a wholly-owned subsidiary of the Corporation after the merger.
   [_]FOR                   [_]AGAINST             [_]ABSTAIN
2. To approve an amendment to the Restated Articles of Organization of the Corporation to increase the number of authorized shares of the Corporation's common stock from 30,000,000 to 50,000,000, $.01 par value per share, subject to and upon completion of the merger.
                                                   [_]ABSTAIN
   [_]FOR                   [_]AGAINST
3. To approve and adopt an Amended and Restated 1995 Stock Plan pursuant to which the aggregate number of shares which may be issued thereto shall be increased from 1,250,000 to 2,250,000.
   [_]FOR                   [_]AGAINST             [_]ABSTAIN
4. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof, including without limitation, potential postponements or adjournments for the purpose of soliciting additional proxies in order to approve any of the above proposals.

   THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE APPROVAL AND ADOPTION OF THE AGREEMENT AND PLAN OF MERGER AND REORGANIZATION AND THE ISSUANCE OF SHARES OF THE CORPORATION'S COMMON STOCK, THE APPROVAL OF AN AMENDMENT TO THE RESTATED ARTICLES OF ORGANIZATION OF THE CORPORATION, THE APPROVAL AND ADOPTION OF THE CORPORATION'S AMENDED AND RESTATED 1995 STOCK PLAN AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS THERETO.

                                            Dated:                  , 1999

                                            ___________________________________
                                            Signature

                                            ___________________________________
                                            Signature

   (This Proxy should be marked, dated and signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)